FIXED AND FLOATING CHARGE DEBENTURE

Made and executed this 4 day of April 2012

WHEREAS,
the undersigned, InspireMD Ltd., a company organized and existing under the laws of the State of Israel and an over 98% owned subsidiary of Parent (as defined below), with its registered office at 4 Menorat Hamaor St., Tel Aviv Israel (the "Pledgor”), has executed a Subsidiary Guarantee (the "Guarantee") and Security Agreement (the "Security Agreement") in favor of several purchasers of 8% Original Issue Discount Senior Secured Convertible Debentures (the "Parent Debentures") listed thereunder (each individually a “Purchaser" and collectively, the “Purchasers”) in connection with the loans provided pursuant to the Parent Debentures being issued by InspireMD, Inc. (the "Parent"), pursuant to, for such purpose and on such conditions as specified in the provisions of that certain Securities Purchase Agreement entered into among the Purchasers, the Pledgor and the Parent on April 4th, 2012, as may be amended from time to time in accordance with its terms (the "Purchase Agreement") and the terms of the Parent Debentures, the Security Agreement and the Guarantee; and

WHEREAS,
pursuant to the Purchase Agreement, the Guarantee and the Security Agreement, Pledgor is required to secure the repayment of the various amounts of money which the Pledgor may owe and/or may be liable for to the Purchasers in accordance with the provisions of the Security Agreement and the Guarantee ; and

THEREFORE,  it has been agreed that the Pledgor shall secure the repayment of the various amounts of money which the Pledgor may owe and/or may be liable for to the Purchasers pursuant to the Guarantee, all in accordance with the terms of the Security Agreement, the Guarantee and the terms hereinafter contained.

NATURE OF THE DEBENTURE

1.
This Debenture has been made in favor of HUG Funding LLC as Agent (the "Agent") and the Purchasers to secure the full and punctual payment of all the sums due and to become due to the Purchasers from the Pledgor in connection with the Guarantee, whether due from the Pledgor and/or Parent alone or jointly with others, whether the Pledgor and/or Parent may have incurred or will incur liability with respect thereto in the future, as obligor and/or as guarantor and/or as endorser or otherwise, now due or becoming due in the future, which are payable prior to the realisation of the collateral security to which this Debenture is applicable or subsequent thereto, whether due absolutely or contingently, directly or indirectly, unlimited in amount together with interest, commissions, charges, fees and expenses of whatever nature, including costs of realising the collateral security, and reasonable lawyers fees, insurance, stamp duty (if applicable) and any other payments arising from this Debenture and together with any nature of linkage differences due and becoming due from the Pledgor to the Purchasers in any manner whatsoever all in accordance with and subject to the terms of the Purchase Agreement, the Parent Debentures and the Security Agreement (all the foregoing sums being jointly and severally hereinafter referred to as the "Secured Sums"). In order to enable the removal of the pledge with respect to this Debenture from the Israeli Companies Registrar, the Agent and the Purchasers undertake to promptly consent to remove same in the event of discharge in full of the Secured Sums, or in the event that all of the Secured Sums have been converted into equity stock of the Parent pursuant to the terms of the Parent Debentures.

FIXED CHARGE

2.
As collateral security for the full and punctual payment of all of the Secured Sums (whether at stated maturity, acceleration or otherwise), and without derogating from any other security, the Pledgor hereby absolutely and unconditionally charges and pledges to the Agent for the ratable benefit of the Purchasers and to each Purchaser and its respective successors, on a pari-passu basis among themselves, based on their pro-rata portion of the principal amount of their loan to the Parent, by way of a first ranking fixed charge (subject to the provisions of Section 6 below), and pledge, and/or by an assignment by way of pledge, as applicable:

(a)	each outstanding account as specified in Appendix A (the "Pledged Accounts"), and

(b)
all of the Pledgor's proprietary intellectual property, existing and owned by the Pledgor which shall include all the Pledgor's rights and interest in and to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all copyright rights throughout the universe (whether now or hereafter arising) in any and all media (whether now or hereafter developed), in and to all original works of authorship fixed in any tangible medium of expression, acquired or used by the Debtor, whether registered or unregistered and whether published or unpublished, all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States, any other union of countries, country or any political subdivision thereof), (ii) domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how, formulae, rights of publicity and other general intangibles of like nature, now existing or hereafter acquired, all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office, or in any similar office or agency of the United States or union of countries, any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof (the "Company Patents", such Company Patents are listed on Appendix B hereto), (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office, or in any similar office or agency of the United States or union of countries, any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof, and all common law rights related thereto, together with all goodwill of the business symbolized by such marks and all customer lists, formulae and other records of the Debtor relating to the distribution of products and services in connection with which any of such marks are used, (iv) all trade secrets arising under the laws of the United States, any other union of countries, country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals or extensions of the foregoing, (vi) all licenses for any of the foregoing, and (vii) all causes of action for infringement of the foregoing (collectively, the “Intellectual Property”;

(c)	the uncalled and/or called but unpaid share capital of the Pledgor and its goodwill, as presently and in the future at any time existing;

(d)
all securities, documents and instruments, Bills drawn or made by others which the Pledgor has delivered or may deliver to the Agent, on behalf of the Purchasers, from time to time whether for collection, safekeeping or otherwise (the "Charged Documents"), upon their delivery to the Agent; and

(e)
all rights, claims and remedies of the Pledgor, including without limitation, any right to exemptions, relief, or reduction under and deriving from the Income Tax Ordinance [New Version], 5721 – 1961 and/or the Land Appreciation Tax Law, 5723 – 1963 and/or the Property Tax and Compensation Fund Law, 5721 – 1961 and/or any other applicable law (hereinafter, jointly and severally with the assets described in clauses (a), (b), (c) and (d), the "Assets Subject to a Fixed Charge”).

It is hereby agreed and acknowledged that the description of the Assets Subject to a Fixed Charge, including without limitations, the Company Patents, shall be amended and updated from time to time by the Pledgor, in accordance with the provisions hereof and the provisions of the Security Agreement.  The Agent shall be exempt from taking any action whatsoever in connection with the Charged Documents and shall not be liable for any loss or damage (other than for damages caused by the wilful misconduct of the Agent or anyone on its behalf) which may be caused in connection therewith and the Pledgor undertakes to indemnify the Agent in any event that the Agent is sued for any such loss of damage by others.

FLOATING CHARGE

3.
As collateral security for the full and punctual payment of all of the Secured Sums (whether at stated maturity, upon acceleration or otherwise), and without derogating from any other security given by the Parent or Pledgor or any other party to the Security Agreement or Guarantee, the Pledgor hereby absolutely and unconditionally charges in favour of the Purchasers and their successors by way of a first ranking floating charge (subject to the provisions of Section 6 below) all of the Pledgor's property, assets and rights now or at any time belonging to or acquired by the Pledgor and the profits and benefits derived therefrom, other than the (i) Assets Subject to a Fixed Charge; (ii) the assets which on the date hereof are already pledged by the Pledgor to other parties (the "Excluded Assets"), as set forth in the extract of information from the Companies Registrar attached hereto as Appendix C, but including without derogating from the generality of the aforementioned, the property, assets and rights set forth below (hereinafter together, the "Assets Subject to a Floating Charge"):

(i)
All the assets, monies, property and rights of any kind whatsoever without exception, whether now or hereafter at any time in the future owned by or, to the extent permissible under applicable law, in the possession of the Pledgor in any manner or way whatsoever;

(ii)
All the current assets, without exception, now or hereafter at any time in the future owned by or, to the extent permissible under applicable law, in the possession of the Pledgor in any manner or way whatsoever, the expression "current assets" meaning all the assets, monies, property and rights of any kind with the exception of land, buildings and fixtures;

(iii)
All the fixed assets now or hereafter at any time in the future owned, belonging to, acquired by or, to the extent permissible under applicable law, in the possession of the Pledgor in any manner or way whatsoever, the expression "fixed assets" to include, inter alia, land, buildings, fixtures and fittings and fixed plant and machinery thereon;

(iv)
All the stocks, shares, debentures, bonds, notes, instruments, Bills drawn or made by others, securities and other documents or instruments of any kinds owned by the Pledgor and/or which the Pledgor has any right in connection thereto now and at any time in the future, held by Agent, for the benefits of the Purchasers and/or by others and/or any rights in respect thereof;

(v)
All rights in land and/or all contractual rights under agreements between the Pledgor and the Israel Lands Administration and/or the Israel Development Authority and/or the Jewish National Fund (Keren Kayemeth Le-Israel) and/or any other parties, now and hereafter existing at any time whatsoever.

The Assets Subject to a Fixed Charge, the Assets Subject to a Floating Charge and the Charged Documents shall be hereinafter called "the Charged Property".

4.
The pledges and charges created by operation of this Debenture shall apply to all and any rights to compensation or indemnity which may accrue to the Pledgor by reason of the loss of, damage or appropriation of the Charged Property.

DECLARATIONS OF THE PLEDGOR

5.	The Pledgor hereby declares as follows:

(a)
That the Charged Property is not charged, pledged or attached in favour of any other persons or parties, except as otherwise provided or permitted hereunder or under the Purchase Agreement, Parent Debentures, the Guarantee or the Security Agreement;

(b)
That the Charged Property is, in its entirety, in the exclusive possession and ownership of the Pledgor, except as specifically permitted under the Purchase Agreement, Parent Debentures, the Guarantee or the Security Agreement;

(c)	That no restriction or condition of law or any agreement exists or applies to the ability of the Pledgor to transfer or charge the Charged Property;

(d)	That the Pledgor is capable of and entitled to charge the Charged Property; and

(e)	That no assignment of rights or other disposition has occurred derogating from the value of the Charged Property.

COVENANTS OF THE PLEDGOR

6.
The Pledgor hereby covenants as long as the charge [created by this Debenture is in force, except as specifically permitted under the Purchase Agreement, Parent Debentures, the Guarantee or the Security Agreement:

(a)	To hold the Charged Property in accordance with the provisions of the Security Agreement;

(b)
To observe and perform, in all material respects, all covenants and obligations of the Pledgor in connection with each of the Pledged Accounts, and any of the related agreements to which Pledgor is a party or by which it is bound;

(c)
To observe and perform, in all material respects, all covenants and obligations of the Pledgor in connection with any of the related agreements to which Pledgor is a party or by which it is bound, including, but not limited to the Purchase Agreement, Parent Debentures, the Guarantee or the Security Agreement;

(d)
To allow any representative of the Purchasers, to inspect and examine the condition of the Charged Property wherever the Charged Property may be situated, in accordance with the provisions of the Purchase Agreement, Parent Debentures, the Guarantee and the Security Agreement;

(e)
Following the occurrence of any of the events enumerated in Section 12 hereof, upon the Purchasers first demand, to deliver to the Agent, on behalf of the Purchasers, or to any bailee on its behalf, the Charged Assets and/or the Charged Documents. In the event of the refusal of the Pledgor to comply with the provisions of this sub-clause, the Agent, on behalf of the Purchasers, may, without the consent of the Pledgor, remove the Charged Assets and/or the Charged Documents from the Pledgor's possession and hold the same or deliver the same to a bailee on behalf of the Agent at the expense of the Pledgor. Where the Charged Assets and/or Charged Documents have been so delivered to a bailee, the Agent and the Purchasers shall be exempt from any loss or damage which for any reason may be caused to any of the Charged Property, other than in connection with the wilful misconduct of the Agent,  Purchasers or bailee;

(f)
Not to sell, assign, dispose of, relinquish or waive, surrender or transfer any of the Charged Property and not to allow any person to do any of the foregoing acts, without the prior written consent of the Agent other than: (i) the grant by the Pledgor of licenses to its Intellectual Property in the ordinary course of its business consistent with past practice; (ii) the transfer of any assets, other than Intellectual Property, in the ordinary course of Pledgor’s business and for full consideration; (iii) the use of funds as shall be exist from time to time at the Pledged Accounts by the Company for the furtherance of the Company’s business; (iv) by making reasonable decisions as to the prosecution and maintenance of (but not the abandonment or relinquishment of rights to, including by way of failure to maintain) the Intellectual Property; or (v) as specifically permitted under the Purchase Agreement, Parent Debentures, the Guarantee or the Security Agreement;

(g)
To notify the Agent forthwith of the levying of any attachment on the Charged Property, to forthwith notify the attachor of the charge hereunder  and to take at the Pledgor's own expense immediately and without delay all such measures as are required for discharging such attachment;

(h)
Not to charge or pledge in any manner or way the Charged Property by conferring any rights ranking pari-passu, or prior to the rights of the Purchasers hereunder and not to make any assignment of any right which the Pledgor may have in the Charged Property without receiving the prior written consent of the Agent other than as permitted under the Purchase Agreement and the Security Agreement;

(i)
To pay when due all taxes and compulsory payments levied against the Charged Property and/or the income accruing thereon under any law and to furnish the Agent, on behalf of Purchaser, at its request, with all the receipts for such payments (except for taxes which Pledgor is contesting in good faith); and

(j)
That no structural change is or will be effected in the Pledgor which is prohibited under the Purchase Agreement, Parent Debentures, the Guarantee or the Security Agreement  and that no change of control in the Pledgor will occur.

7.	The Pledgor undertakes to notify the Agent forthwith upon its becoming aware of any of the following:

(a)
of any claim of right to any collateral security given to the Purchasers to which this Debenture is applicable and/or of any execution or injunction proceedings or other steps taken to attach, preserve or realise any such collateral security;

(b)	of any of the events enumerated in Clause 12 hereof;

(c)
of any material reduction in the value of collateral security granted (including any default under any agreement related to the Charged Property or the infringements of any Intellectual Property subject to a security interest granted or which may be granted by the Pledgor hereunder);

(d)
of any application filed for the winding-up of the Pledgor’s affairs or for the appointment of a receiver over the Pledgor’s assets as well as any resolution regarding any structural change in the Pledgor or any intention to do so; or

(e)	of any change of address.

INSURANCE

8.
To the extent applicable, the Pledgor hereby undertakes to keep the Charged Property insured at all times as provided in the Purchase Agreement, Parent Debentures, the Guarantee and the Security Agreement.

INTEREST

9.
The Agent, on behalf of the Purchasers, shall be entitled to calculate interest on the Secured Sums at such rate as has been or may be agreed upon from time to time between the Agent, on behalf of the Purchasers, and the Pledgor according to the terms of the Purchase Agreement, Parent Debentures, the Guarantee and the Security Agreement.

REPAYMENT DATES

10.
The Pledgor hereby undertakes to pay the Purchasers, all and any of the Secured Sums promptly on the maturity dates prescribed or which may be prescribed therefor from time to time in the Parent Debentures.

11.
Except as specifically permitted under the Parent Debentures, the Purchasers may decline to accept any prepayment of the Secured Sums or part thereof prior to the date of maturity thereof and the Pledgor shall not be entitled to redeem all or any of the Charged Property by discharging the Secured Sums and/or any part thereof prior to their prescribed maturity dates.

Neither the Pledgor nor any person having a right liable to be affected by the pledges and charges hereby created or the realisation thereof shall have any right under Section 13(b) of the Pledges Law, 5727-1967, or any other statutory provisions in substitution therefore.

12.
Without derogating from the generality of the provisions of this Debenture, the Purchasers shall be entitled to demand the immediate payment of the Secured Sums solely in accordance with the provisions of the Parent Debentures, Security Agreement and Guarantee, in which case the Pledgor undertakes to pay the Purchasers, all of the Secured Sums, and the Agent, on behalf of the Purchasers,  shall be entitled to take any steps it sees fit, subject to applicable law, for the collection of the Secured Sums and in particular to crystallise the floating charge on the Assets Subject to a Floating Charge as provided in Clause 17(a) hereof and to realize, at the Pledgor's expense, the collateral by any means allowed by law if:

(a)       The Pledgor is in breach of any of its obligations, undertakings, representations or warranties under this Debenture, the Parent Debentures, Security Agreement and/or the Guarantee, and as to any breach that can be cured, the Pledgor has failed to cure the default within five (5) business days after  the occurrence thereof (the foregoing shall not derogate from any right, under any law, granted to the Agent, on behalf of the Purchaser, and/or for each Purchaser, in respect of any other breach); and/or;

(b)       There occurs and continues to subsist an event which gives the Purchasers the right to demand immediate repayment or an event constituting an "event of default", under any document signed between the Parent and the Purchasers, including, inter alia, under the Parent Debentures and Guarantee.

RIGHTS OF THE AGENT (ON BEHALF OF THE PURCHASERS)

13.
The Agent, on behalf of the Purchasers, shall have the right of possession, lien, set-off and charge over any amounts, assets and or rights including securities, coins, gold, bank notes, documents in respect of goods, insurance policies, Bills, assignments of rights, deposits and collaterals, in the possession of or under the control of the Agent at any time for or on behalf of the Pledgor, including such as have been delivered for collection, as security, for safe-keeping or otherwise. The Agent, on behalf of the Purchasers, shall be entitled to retain the said assets until payment in full of the Secured Sums or to realise them by selling them and applying the value thereof in whole or in part in payment of the Secured Sums.

14.
Without derogating from the other provisions contained in this Debenture, any waiver, extension, concession, acquiescence or forbearance (collectively, "waiver") on the Agent's part as to the non-performance, partial performance or incorrect performance of any of the Pledgor's obligations pursuant to this Debenture, such waiver shall not be treated as a waiver on the part of the Agent and/or the Purchasers of any rights but as a limited consent given in respect of the specific instance.

15.	In any of the events enumerated in Clause 12 hereof:

(a)
The Agent, on behalf of the Purchasers, shall be entitled to notify the Pledgor of the crystallisation immediately or on a date specified by the Agent of the floating charge over the Charged Property or any part thereof and to adopt all the measures it deems fit in order to recover the Secured Sums and realize all of its rights hereunder, including the realisation of the Charged Property, in whole or in part, and to apply the proceeds thereof to the Secured Sums without the Agent, on behalf of the Purchasers, first being required to realize any other guarantees or collateral securities, if such be held by the Agent, on behalf of the Purchasers.

(b)
Should the Agent, on behalf of the Purchasers, decide to realise securities, Bills or other instruments in accordance with Section 4(2) of the Pledge Law 5727-1967, then three (3) business days' advance notice regarding the steps that the Agent, on behalf of the Purchasers, intends to take shall be deemed to be reasonable advance notice for the purpose of Section 19(b) of the Pledges Law, 5727-1967 or any other statutory provisions in substitution therefor.

(c)
As long as the Secured Sums are not paid in full in accordance with the terms of the Parent Debentures, the Agent, on behalf of the Purchasers, may realize the Charged Assets in any lawful manner, inter alia, by applying to the qualified court or execution office (Hotzaa Lapoal) for the appointment of a receiver or receiver and manager on behalf of the Purchasers, subject to the provisions of the Security Agreement and the Guarantee to the extent applicable. Such receiver or receiver and manager shall be empowered, inter alia

(1)	To call in all or any part of the Charged Property.

(2)	To carry on or to participate in the management of the business of the Pledgor, as they see fit.

(3)	To sell or agree to the sale of the Charged Property, in whole or in part, to dispose of same or agree to dispose of same in such other manner on such terms as they deem fit.

(4)	To make such other arrangements regarding the Charged Property or any part thereof as they deem fit.

(d)
All income to be received by the receiver or the receiver and manager from the Charged Property as well as any proceeds to be received by the Agent, for the account of the Purchasers, and/or by the receiver or receiver and manager from the sale of the Charged Property or any part thereof shall be applied to pay the Secured Sums in such order as Agent shall determine in its discretion.

16.
Should the payment date of the Secured Sums or any part thereof not yet have fallen due at the time of the sale of the Charged Property, or the Secured Sums be due to the Purchasers contingently only, then the Agent, on behalf of the  Purchasers, shall be entitled to recover out of the proceeds of the sale an amount sufficient to cover the Secured Sums and the amount so recovered shall be charged to the Agent, on behalf of the Purchasers, as security for, and be held by the Agent, on behalf of the Purchasers, until the discharge in full of, the Secured Sums, provided that subject to the provisions of applicable law, any sum in excess of the Secured Sums shall be promptly delivered to the Pledgor.

NATURE OF THE COLLATERAL SECURITY

17.
The collateral securities which have been or may be given to the Agent, on behalf of the Purchasers, under this Debenture shall be continuing and revolving securities and shall remain in force until all Secured Sums have been fully discharged and the Agent, on behalf of the Purchasers, has certified in writing that this Debenture is null.

18.	All collateral securities and guarantees which have been or may be given to the Agent, on behalf of the Purchasers, for payment of the Secured Sums shall be independent of one another.

19.
The nature and effect of the collateral securities to which this Debenture is applicable shall not be affected nor shall the validity of any of the security and obligations of the Pledgor hereunder be impaired or affected by any compromise, concession, granting of time or other like release consented to by the Agent, on behalf of the Purchasers, with respect to the Pledgor or by any variation in the Pledgor’s and/or the Subsidiary’s obligations towards the Purchasers in connection with the Secured Sums or by any release or waiver by the  Agent, on behalf of the Purchasers, of any other collateral security or guarantees.

20.
The Agent, on behalf of the Purchasers, may deposit all or any of the collateral given or which may be given pursuant to this Debenture with a bailee of its own choosing, at its discretion and at the Pledgor's expense, and may substitute such bailee with another from time to time. The Agent, on behalf of the Purchasers, may register all or any of such collaterals with any competent authority in accordance with any law and/or in any public register.

RIGHT OF ASSIGNMENT

21.
Each of the Purchasers may at any time at its own discretion and without the Pledgor's consent being required, assign this Debenture and its rights arising thereunder, including the collateral in whole or in part to any assignee of Purchaser's rights under the Purchase Agreement, Parent Debenture, the Security Agreement and/or the Guarantee, and any assignee may also reassign the said rights. Such assignment may be effected by endorsement on this Debenture or in any other way the applicable Purchaser or any subsequent assignor deems fit.

NOTICE OF OBJECTION

22.
The Pledgor undertakes to notify the Agent in writing of any objection or contention it may have regarding any statement of account, extract thereof, certificate or notice received by it from the Agent including information received through any automatic terminal facility. Where no such objection or contention is received by the Agent, then the Pledgor will be deemed to have confirmed the correctness thereof.

EXPENSES

23.
All the expenses in connection with this Debenture as detailed in the Purchase Agreement, Parent Debentures, the Guarantee and the Security Agreement and in any other documents signed between the Purchasers and the Pledgor in connection with the Parent Debentures, including the fee for preparing credit and security documents, the stamping and registration of document, and all and any expenses involved in the realisation of the collateral security and institution of proceedings for collection (including  reasonable fees of the Agent’s lawyers), insurance, safe-keeping, maintenance and repair of the Charged Property – shall be paid by the Pledgor to the Purchasers on the first demand of the Agent, together with Interest at the Default Rate from the date demand was made until payment in full, and until payment in full, all the above expenses together with interest thereon shall be secured by this Debenture in accordance with the Parent Debentures, the Guarantee and the Security Agreement.

TAXES

24.
Except as otherwise required by law, any and all payments by or on account of any obligation of the Pledgor hereunder and under the Purchase Agreement, the Parent Debentures, the Security Agreement and the Guarantee shall be made free and clear of, and without any deduction or withholding on account of, free and clear of and without deduction or withholding for any present or future income, excise, stamp, documentary, property or franchise taxes and other taxes, levies, fees, duties, withholdings or other charges of any nature whatsoever ("Taxes"), whether of any governmental agency or authority in Israel or otherwise. If Pledgor shall be required to deduct or to withhold any Taxes from or in respect of any amount payable hereunder or under the Purchase Agreement, the Parent Debentures, the Security Agreement and the Guarantee, the provisions of Section 5 of the Guarantee shall govern.

INTERPRETATION

25.
Any of the representations, warranties and covenants made by Pledgor hereunder shall be in addition to, and shall not derogate in any manner from, any representations, warranties and covenants made by Pledgor under the Guarantee and/or by Parent under the Purchase Agreement and any other document related to the obligations under the Parent Debentures. In case of any conflict between this Debenture, on the one hand, and the Parent Debentures, the Guarantee and the Security Agreement, on the other hand, related to the Secured Sums and calculation thereof and/or any rights and remedies available to the Purchasers in connection therewith (specifically excluding the specific rights of the Purchasers in connection with the creation and realization of the security interest hereunder), the provisions of the Parent Debentures, the Guarantee and the Security Agreement shall prevail.

26.
In this Debenture – (a) the singular includes the plural and vice versa; (b) the masculine gender includes the feminine gender and vice versa; (c) "Bills" means: promissory notes, bills of exchange, cheques, undertakings, guarantees, sureties, assignments, bills of lading, deposit notes and any other negotiable instruments (d) "Interest at the Default Rate" means interest at such default rate as is defined in the Parent Debentures; (e) the headings are only indicative and are not to be used in construing this Debenture; (f) the recitals hereto form an integral part hereof, and (g) this Debenture is the binding agreement between the parties hereto and this English language version of this Debenture shall govern and supersede any translation to Hebrew or any Hebrew language summary, which may be created solely for purposes of registration with the Israeli Registrar of Companies.

Unless otherwise defined herein, terms capitalized herein shall have the meanings ascribed to them in the Notes.

27.
Any term of this Debenture may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) with the written consent of the Pledgor and the Agent.

NOTICES AND WARNINGS

28.	(a) Each communication to be made under this Debenture shall be made in writing and, unless otherwise stated, may be made also by telex or facsimile transmission.

(b) Each communication or document to be made or delivered by each party to another pursuant to this Debenture shall (unless that other party has, by written notice, specified another address) be made or delivered to that party, addressed as follows:

(i)	if to Pledgor:

InspireMD Ltd.
4 Menorat Hamaor St.
Tel Aviv, Israel
Attn: Mr. Ofir Paz, CEO
Fax:+972-3-6917692
Email ofirp@inspiremd.com

with a copy (which will not constitute notice) to: [Kafri Leibovich, Law Offices Attn.: Amit Leibovich, Adv 5 Jabotinsky St., Ramat Gan 52520

]
(ii)	if to the Purchasers or the Agent, to the address set forth with respect to such Purchaser in the Purchase Agreement.

and shall be deemed to have been made or delivered (a) upon the earlier of actual receipt and five (5) business days after deposit in regular mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger.

GOVERNING LAW AND PLACE OF JURISDICTION

29.	(a)	This Debenture shall be construed in accordance with the laws of the State of Israel.

(b)	The exclusive place of jurisdiction for the purpose of this Debenture is hereby established as the competent court of law in Israel situated in Tel Aviv-Jaffa.

APPOINTMENT AND REMOVAL OF AGENT

30.
The appointment and removal of the Agent shall be governed by the provisions of the Security Agreement, provided, however, that in the event that there is no Agent for a period of 30 consecutive days, then the powers of the Agent hereunder shall be transferred to the holders of 60% of the principal amount outstanding under the Parent Debentures, until such time as an Agent is appointed

*****

IN WITNESS WHEREOF, this Debenture has been executed by the parties, on the day and year first above written

INSPIREMD LTD.

/s/ Ofir Paz
By: Ofir Paz
Title: Chief Executive Officer

HUG FUNDING LLC

/s/ Daniel Saks
By: Daniel Saks
Title: Managing Member

[PURCHASERS]

Appendix A
Pledged Accounts

Institution Name and Address	Account Number
Bank Leumi 25 Habarzel Street, Tel Aviv
Bank Mizrahi 123 Hashmonaim, Tel Aviv
Deutche Bank Hamburg-Harburg Harburger Rathausstraße 44 21073 Hamburg

Appendix B
Company Patents

Title	Patent/Patent Application Number (Publication Number)	Issue/Filing Date
STENT WITH SHEATH AND METAL WIRE RETAINER (PCT)	PCT/IB2011/055758	12/18/2011
OPTIMIZED STENT JACKET (USA)	12/791,008	06/01/2010
OPTIMIZED STENT JACKET (EUROPE)	07827415.6	11/21/2007
OPTIMIZED STENT JACKET (ISRAEL)	198,665	11/21/2007
OPTIMIZED STENT JACKET (CANADA)	2670724	11/21/2007
OPTIMIZED STENT JACKET (CHINA)	200780043259.2	11/21/2007
OPTIMIZED STENT JACKET (INDIA)	4088DELNP2009	11/21/2007
BIFURCATED STENT ASSEMBLIES (USA)	11/797,168	05/01/2007
BIFURCATED STENT ASSEMBLIES (ISRAEL)	198188	10/18/2007
BIFURCATED STENT ASSEMBLIES (USA)	12/445,968	04/17/2009
BIFURCATED STENT ASSEMBLIES (CANADA)	2666706	10/18/2007
BIFURCATED STENT ASSEMBLIES (EUROPE)	07827227.5	10/18/2007
BIFURCATED STENT ASSEMBLIES (CHINA)	200780046676.2	10/18/2007
BIFURCATED STENT ASSEMBLIES (INDIA)	3113DELNP2009	10/18/2007

IN VIVO FILTER ASSEMBLY (USA)	8,043,323 / 11/582,354	10/25/2011 / 10/18/2006
IN VIVO FILTER ASSEMBLY (USA)	13/237,977	09/21/2011
STENT APPARATUSES FOR TREATMENT VIA BODY LUMENS AND METHODS OF USE (USA)	11/920,972	11/23/2007
STENT APPARATUSES FOR TREATMENT VIA BODY LUMENS AND METHODS OF USE (EUROPE)	06745069.2	05/24/2006
STENT APPARATUSES FOR TREATMENT VIA BODY LUMENS AND METHODS OF USE (CANADA)	2,609,687	05/24/2006
STENT APPARATUSES FOR TREATMENT VIA BODY LUMENS AND METHODS OF USE (SOUTH AFRICA)	2007/10751 / 2007/10751	05/24/2006 / 10/27/2010
STENT APPARATUSES FOR TREATMENT VIA BODY LUMENS AND METHODS OF USE (ISRAEL)	187516	05/24/2006
FILTER ASSEMBLIES (USA)	12/445,972	04/17/2009
FILTER ASSEMBLIES (EUROPE)	07827228.3	10/18/2007
FILTER ASSEMBLIES (ISRAEL)	198189	10/18/2007
FILTER ASSEMBLIES (CANADA)	2666712	10/18/2007
FILTER ASSEMBLIES (CHINA)	200780046659.9	10/18/2007
FILTER ASSEMBLIES (INDIA)	3114DELNP2009	10/18/2007
KNITTED STENT JACKETS (USA)	12/445,980	04/17/2009
KNITTED STENT JACKETS (ISRAEL)	198190	10/18/2007
KNITTED STENT JACKETS (EUROPE)	07827229.1	10/18/2007
KNITTED STENT JACKETS (CANADA)	2666728	10/18/2007

KNITTED STENT JACKETS (CHINA)	200780046697.4	10/18/2007
KNITTED STENT JACKETS (INDIA)	3171DELNP2009	10/18/2007

Appendix C
Companies Registrar Extract